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                                                                  EXHIBIT 10.(A)

















                               CONSENT OF COUNSEL


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CANADA LIFE

                                                          Canada Life Insurance
                                                          Company of America

                                                          P.O. Box 105662
                                                          Atlanta, GA 30348-5662

                                                          (770) 953-1959
                                                          (800) 333-2542


April 27, 1998




Board Of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 2
330 University Avenue
Toronto, Canada M5G 1R8

Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-effective Amendment No. 10 to the Registration Statement on Form N-4 (File No. 33-55890) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 2 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,


/s/ Charles MacPhaul
--------------------
Charles MacPhaul
Counsel, U.S. Division